Exhibit 24.2
                Signature of Marshall & Ilsley Trust Company
                                  Trustee


      Pursuant to the requirements of the Securities Act of 1933, the trustees have caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on this 27th day of March, 1998.

                                   MARATHON ELECTRIC SALARIED EMPLOYEES'
                                            401(K) SAVINGS PLAN


                                   By: WILLIAM P GROW
                                       ------------------------------
                                       William P. Grow, Vice President
                                       Marshall & Ilsley Trust Company, Trustee
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